UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2024

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 16th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On December 3, 2024, Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), announced positive results from the human abuse potential (“HAP”) study of oral nalbuphine.

The HAP study was a randomized, double-blind, double-dummy, active and placebo controlled five-way crossover study in recreational drug users. The study’s primary endpoint was the peak effect (Emax) for “Drug Liking” (“at this moment”), assessed on a bi-polar, 100-point visual analog scale ("VAS"). The VAS scale for this endpoint ranges from strong disliking (0) – neither like nor dislike (50) – to strong liking (100). Oral nalbuphine was analyzed across three different doses (ranging from a low dose to a supratherapeutic dose) for its “Drug Liking” compared to the active comparator, intravenous ("IV") butorphanol, and placebo. Topline results demonstrated a statistically significant lower "Drug Liking" for the clinical doses of oral nalbuphine (81mg and 162mg) compared to 6mg IV butorphanol. The supratherapeutic dose of oral nalbuphine (486mg) was numerically lower than the 6mg IV butorphanol for “Drug Liking” but the results were not statistically significant.

Primary Endpoint*

	Placebo (N=52)	IV butorphanol 6mg (N=52)	Oral nalbuphine 81mg (N=52)	Oral nalbuphine 162mg (N=52)	Oral nalbuphine 486mg (N=52)
Mean Emax for "Drug Liking"	51.8	82.3	71.2	74.5	81.1
P-value difference vs IV butorphanol 6mg	p<0.0001	—	p<0.0001	p=0.0008	p=0.3221

*All analyses performed were on the Modified Completer Population, which was prespecified in the statistical analysis plan for the primary endpoint.

Secondary Endpoints

	Placebo (N=52)	IV butorphanol 6mg (N=52)	Oral nalbuphine 81mg (N=52)	Oral nalbuphine 162mg (N=52)	Oral nalbuphine 486mg (N=52)
Mean Emax for "Take Drug Again"	53.4	62.8	71.0	67.3	64.2
Mean Emax for "I Feel High"	3.4	77.6	35.6	39.3	59.2
Mean Emax for "I Feel Good"	2.7	71.9	40.3	40.8	61.0

Secondary endpoints included pharmacodynamic markers and patient reported outcomes, which were generally consistent with the primary endpoint. No serious adverse events were reported in the study.

The results of the HAP study will be included in the 8-factor analysis of the abuse potential of nalbuphine for nalbuphine ER that would be submitted as part of any new drug application submission to inform scheduling considerations.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Trevi's business plans and objectives, including future plans or expectations for Haduvio and plans and timing with respect to clinical trials and clinical data, expectations regarding the abuse potential of Haduvio, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties regarding the success, cost and timing of Trevi’s product candidate development activities and ongoing and planned clinical trials; the risk that positive data from a clinical trial may not necessarily be predictive of the results of later clinical trials in the same or a different indication; uncertainties regarding Trevi's ability to execute on its strategy; uncertainties with respect to regulatory authorities' views as to the data from Trevi's clinical trials and next steps in the development path for Haduvio in the United States and foreign countries, uncertainties inherent in estimating Trevi's cash runway, future expenses and other financial results, including Trevi's ability to fund future operations, including clinical trials, as well as other risks and uncertainties set forth in the quarterly report on Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Trevi undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: December 3, 2024	By:	/s/ Lisa Delfini
Name: Lisa Delfini
Title: Chief Financial Officer